Exhibit 21

List of Subsidiaries

Subsidiary Name	State of Formation
American Ecology Environmental Services Corp.	Texas
CRN Denizcliik Anonim Sirketi /aka/ CRN Martime S.A.	Turkey
Eagle Construction and Environmental Services, LLC	Delaware
Envirite of Illinois, Inc.	Delaware
Envirite of Ohio, Inc.	Delaware
Envirite of Pennsylvania, Inc.	Delaware
Envirite Transportation, LLC	Ohio
Environmental Quality Industrial Services de Mexico, S. de R.L. de C.V.	Mexico
Environmental Services Inc.	Ontario
EQ Detroit, Inc.	Michigan
EQ Holdings, Inc.	Delaware
EQ Industrial Services, Inc.	Michigan
EQ Northeast, Inc.	Massachusetts
EQ Parent Company, Inc.	Delaware
Michigan Disposal, Inc.	Michigan
National Response Corporation	Delaware
National Response Corporation (Angola) LDA	Angola
National Response Corporation (NRC) Environmental Services UAE L LC	United Arab Emirates
National Response Corp. Aruba N.V.	Aruba
National Response Corporation Mexico NRC	Mexico
Natl Response Corporation of Puerto Rico	Delaware
NRC (Asia Pacific) LTD.	Thailand
NRC (B.V.I.) Ltd.	British Virgin Islands
NRC (East Africa) Limited	Uganda
NRC (Egypt) LLC	Egypt
NRC (Malta) Limited	Marshall Islands
NRC (Trinidad and Tobago) Ltd.	Trinidad
NRC (West Africa) LLC	Marshall Islands
NRC East Environmental Services, Inc.	Massachusetts
NRC Eastern Mediterranean Ltd.	Israel
NRC Environmental of Maine, Inc.	Maine
NRC Environmental Protection Waste Management & Remediation Services AS	Turkey
NRC Environmental Services (UK) Limited	Scotland
NRC Environmental Services Inc.	Washington
NRC Gulf Environmental Services, Inc.	Delaware
NRC Int. Holding Company, LLC	Marshall Islands
NRC Intermediate Int. Holding Company, LLC	Delaware
NRC International Services, Ltd.	Marshall Islands
NRC Kazakhstan LLP	Kazakhstan
NRC NY Environmental Services, Inc.	Delaware
NRC Payroll Management LLC	Delaware
NRC Servicing Limited	United Kingdom
NRC WWS LTD	United Kingdom
OP-TECH Avix, Inc.	New York
OSRV Holdings, Inc.	Delaware
Quail Run Services, LLC	Texas
RTF Romulus, LLC	Michigan
SES-Haztec Servicos De Reposta A Emrgencias S.A.	Brazil
South Atlantic Response S.A.	Argentina

Exhibit 21

Southern Waste Services, Inc.	Florida
Specialized Response Solutions (Canada) Inc.	Alberta
Specialized Response Solutions, L.P.	Texas
Stablex Canada Inc.	Canada
Sureclean A.S.	Norway
Sureclean Holdco Limited	United Kingdom
TMC Services, Inc.	Massachusetts
US Ecology Alaska, LLC	Delaware
US Ecology Burlington, Inc.	Maine
US Ecology Canada Inc.	Ontario
US Ecology Energy Waste Disposal Services, LLC	Delaware
US Ecology Group Holdings Corp.	Delaware
US Ecology Group Holdings, LLC	Delaware
US Ecology Holdings Group, Inc.	Delaware
US Ecology Holdings, Inc.	Delaware
US Ecology Holdings, LLC	Delaware
US Ecology Houston, Inc.	Delaware
US Ecology Idaho, Inc.	Delaware
US Ecology Illinois, Inc.	California
US Ecology Karnes County Disposal, LLC	Texas
US Ecology Livonia, Inc.	Michigan
US Ecology Michigan, Inc.	Michigan
US Ecology Nevada, Inc.	Delaware
US Ecology Romulus, Inc.	Michigan
US Ecology Stablex Holdings, Inc.	Delaware
US Ecology Sulligent, Inc.	Michigan
US Ecology Tampa, Inc.	Michigan
US Ecology Taylor, Inc.	Michigan
US Ecology Texas, Inc.	Delaware
US Ecology Thermal Services, Inc.	Delaware
US Ecology Transportation Solutions, Inc.	Delaware
US Ecology Tulsa, Inc.	Michigan
US Ecology US Holding Company, LLC	Delaware
US Ecology Vernon, Inc.	Delaware
US Ecology Washington, Inc.	Delaware
US Ecology Winnie, LLC	Delaware
USE Canada Holdings Inc.	Canada
USE EWD Holdco, LLC	Delaware
Venezuelan Response Corporation	Venezuela
Waste Repurposing International, Inc.	Delaware
Wayne Disposal, Inc.	Michigan